Exhibit 10.1
FORBEARANCE AGREEMENT
THIS FORBEARANCE AGREEMENT (“Agreement”) is entered into as of June 18, 2010, by and among RBS CITIZENS, N.A., dba CHARTER ONE (the “Lender”), JOHN D. OIL AND GAS COMPANY, a Maryland corporation (“John D. Oil”), GREAT PLAINS EXPLORATION COMPANY, LLC, an Ohio limited liability company (“GPE”), OZ GAS LTD. (“Oz”), a Pennsylvania limited liability company, RICHARD M. OSBORNE (“Osborne”) and THE RICHARD M. OSBORNE TRUST (the “Trust”). John D. Oil, GPE, and Oz are sometimes referred to collectively as the “Receivership Defendants.” The Receivership Defendants and Osborne and the Trust are sometimes referred to collectively as the “Defendants.”
R E C I T A L S:
A. On or about March 28, 2008 John D. Oil and Osborne executed and delivered to Lender an Amended and Restated Revolving Credit Note (the “2008 Note”) in the principal amount of Nine Million Five Hundred and 00/100 Dollars ($9,500,000.00).
B. The 2008 Note was executed and delivered to Lender pursuant to the terms of a First Amended and Restated Loan and Security Agreement dated as of March 28, 2008 (the “2008 Loan Agreement”) by and among John D. Oil and Osborne and Lender. The 2008 Loan Agreement sets forth, among other things, the interest rate due under the 2008 Note. The 2008 Loan Agreement defines “Maturity Date” as August 1, 2009. The 2008 Note provides that the entire balance of principal and interest on the 208 Note is due and payable on the Maturity Date.
C. John D. Oil and Osborne, jointly and severally, owe to Lender on the 2008 Note the amount of $9,500,000, plus interest in the amount of $7,062.66 as of August 14, 2009. Interest continues to accrue at the rate of $543.28 per diem from August 14, 2009, and attorneys’ fees, costs and other amounts allowable pursuant to the terms of the 2008 Note and 2008 Loan Agreement.
D. On or about March 28, 2008, the Trust, by and through Richard M. Osborne as Settlor and Trustee of the Trust, executed and delivered to Lender an Unlimited Guaranty (“Guaranty”) in which the Osborne Trust unconditionally guaranteed payment to Lender of all amounts owing under the 2008 Note, as well as the performance by Defendants John D. Oil and Osborne of all obligations to Lender.
E. On or about August 2, 2007, GPE and Oz executed and delivered executed and delivered to Lender, a Revolving Credit Note (the “2007 Note”) in the principal amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00).
F. The 2007 Note was executed and delivered to Lender pursuant to the terms of a Loan and Security Agreement (the “2007 Loan Agreement”) by and among GPE and Oz and Lenders. The 2007 Loan Agreement sets forth, among other things, the interest rate due under the 2007 Note.

G. The 2007 Loan Agreement defines “Maturity Date” as August 1, 2009. The 2007 Note provides that the entire balance of principal and interest on the 2007 Note is due and payable on the Maturity Date.
H. GPE and Oz owe to Lender on the 2007 Note the amount of $21,211,495.54, plus interest in the amount of $15,769.42 as of August 14, 2009. Interest continues to accrue at the rate of $1,213.03 per diem from August 14, 2009 on this balance, plus attorneys’ fees, costs and other amounts allowable pursuant to the terms of the 2007 Note.
I. On or about July 30, 2007, Osborne executed and delivered to Lender an Unlimited Guaranty (the “2007 Guaranty”) in which Defendant Osborne unconditionally guaranteed payment to Lender of all sums which were due and owing and of all sums which in the future became due and owing to Lender from GPE and Oz under the 2007 Note, as well as the performance by Defendants GPE and Oz of all obligations to Lenders.
J. On or about August 21, 2009, the Cuyahoga Common Pleas Court entered judgment (the “Judgment”) in Case No. CV 09 702078 (the “Collection Case”) against the Defendants as follows:
(i)
against Defendants John D. Oil and Osborne, jointly and severally, for the amount of $9,500,000, plus accrued interest as of August 14, 2009 in the amount of $7,062.66, plus interest at the rate at the rate of $543.28 per diem from August 14, 2009, plus late charges in the amount of $475,842.09 as of August 14, 2009 (the “JDOG Judgment Late Charges”), plus attorneys’ fees, costs and other amounts allowable pursuant to the terms of the 2008 Note and the 2008 Loan Agreement; and

(ii)
against Defendant the Trust, jointly and severally with Defendants John D. Oil and Osborne, for the amount of $9,500,000, plus accrued interest as of August 14, 2009 in the amount of $7,062.66 plus interest at the rate at the rate of $543.28 per diem from August 14, 2009, plus late charges in the amount of $475,842.09 as of August 14, 2009 (the “JDOG Guaranty Judgment Late Charges”), plus attorneys’ fees, costs and other amounts allowable pursuant to the terms of the 2008 Note and the Loan and Security Agreement and the Guaranty; and

(iii)
against Defendants GPE and Oz, jointly and severally, for the amount of $21,211,495.54, plus interest as of August 14, 2009 in the amount of $15,769.42, plus accrued interest at the rate of $1,213.03 per diem from August 14, 2009, plus late charges as of August 14, 2009 in the amount of $1,062,454.98 (the “GPE Judgment Late Charges”), plus attorneys’ fees, costs and other amounts allowable pursuant to the terms of the 2007 Note and the 2007 Loan Agreement; and

(iv)
against Defendant Osborne, jointly and severally with Defendants GPE and Oz, for the amount of $21,211,495.54, plus accrued interest as of August 14, 2009 in the amount of $15,769.42, plus interest at the rate of $1,213.03 per diem from August 14, 2009, plus late charges as of August 14, 2009 in the amount of $1,062,454.98 (the “GPE Guaranty Judgment Late Charges”), plus attorneys’ fees, costs and other amounts allowable pursuant to the terms of the 2007 Note and the 2007 Loan Agreement and the 2007 Guaranty.

K. On or about August 28, 2009, Lender filed the Emergency Motion for the Immediate Appointment of a Receiver (the “Receivership Motion”) in the Collection Case.
L. The Defendants have requested that the Lender enter into an agreement under which the Lender would agree to forbear from exercising its remedies as a result of the Judgment, including but not limited to an agreement to stay the Receivership Motion.
M. Defendants have filed with the Cuyahoga County Common Pleas Court (the “Court”) a Rule 60(B) Motion To Vacate (the “Motion to Vacate”) the Judgment, challenging the Judgment taken, and challenging the JDOG Judgment Late Charges, the JDOG Guaranty Judgment Late Charges, the GPE Judgment Late Charges and the GPE Guaranty Judgment Late Charges (collectively, the “Late Charges”). In addition, Defendants have filed pleadings opposing the Receivership Motion on the grounds that, among other things, the Cuyahoga County Common Pleas Court lacks jurisdiction to appoint a receiver, and other arguments challenging Lender’s rights to assert its rights as a judgment creditor under the Judgment (the “Other Post-Judgment Motions”).
N. The Lender is willing to forbear from exercising certain of its rights and remedies but only on the terms specifically set forth in this Agreement and for the consideration set forth in this Agreement.
NOW, THEREFORE, the Lender and Defendants agree as follows:
1. Definitions. As used herein, the term “Loan Documents” means the 2008 Note, the 2008 Loan Agreement, the Guaranty, the 2007 Loan Agreement, the 2007 Note, the 2007 Loan Agreement, and the 2007 Guaranty, as defined in the Complaint, together with the mortgages and security agreements set forth in Exhibit A hereto. Defined terms used herein and not otherwise defined shall have the same meaning as provided in the Loan Documents.
2. Acknowledgments.
(a) Accuracy of Recitals. The parties hereby acknowledge that the Recitals to this Agreement are true and accurate and agree that such Recitals are incorporated into this Agreement by reference and are a material part of this Agreement.
(b) Validity of Judgment. In consideration of Lender’s agreement to waive the Late Charges, Defendants hereby stipulate to the validity and enforceability of the Judgment as reduced.
(c) Defaults. The Defendants acknowledge that they are liable to the Lender in the amounts set forth in Paragraph J of the Recitals (reduced by the amount of the Late Charges), and that as a result the Lender has the right to exercise its rights and remedies under the Loan Documents and as a judgment creditor under the Judgment.

(d) Additional Amounts. The Defendants acknowledge that additional amounts of interest, premiums, penalties, expenses (including without limitation, attorneys’ fees and costs), and other amounts will become due under the Judgment, the Loan Documents and under this Agreement.
(e) Security Interests. The Defendants acknowledge that the Lender has perfected first priority security interests in the Collateral described in the Loan Documents. Such Collateral secures the obligations of Defendants as provided in the Loan Documents. The Defendants represent that they have no claims, set offs or defenses to any amounts owed to the Lender or the Lender’s exercise of any rights or remedies available to it as a creditor in realizing upon any such Collateral.
(f) Status of Loan Documents. The Defendants acknowledge that the Loan Documents are legally enforceable against the Defendants, that they have received and are in possession of each of the Loan Documents and the Judgment, and that they remain bound, in all respects, under the Loan Documents and the Judgment, except as specifically modified by this Agreement or any subsequent court rulings. The Defendants acknowledge that, subject to any court rulings on Defendants’ Other Post-Judgment Motions, the Judgment is fully enforceable against each of the Defendants in the amount set forth in Recital J above, less the Late Charges. Interest shall continue to accrue on the Judgment during the Forbearance Period (as defined below) at the rate set forth in Section 7(b).
3. Forbearance.
(a) Forbearance Period. Subject to the terms of this Agreement, the Lender shall forbear from exercising its remedies with respect to the Judgment and the Loan Documents and the indebtedness evidenced thereby until the earlier of (i) July 1, 2011, and (ii) the occurrence of a Termination Event as defined in Section 8 of this Agreement. This period of forbearance is hereinafter referred to as the “Forbearance Period.”
(b) No Waiver of Defaults. The Lender’s execution, delivery and performance of this Agreement shall not waive, cure or otherwise affect the Judgment or any other default or Event of Default (as defined in the Loan Documents) under any of the Loan Documents. The Defendants acknowledge such non-waiver notwithstanding the Lender’s agreement to enter into this Agreement.
(c) Dismissal and Stay of Certain Motions. Within five (5) business days after this Agreement is executed by both parties, Defendants will dismiss its Motion to Vacate. During the Forbearance Period, Lender will stay, without any prejudice to the Lender, any action upon its Motion For the Immediate Appointment of A Receiver, and any other post-Judgment motion or pleading filed by Lender. During the Forbearance Period, Defendants, without any prejudice to the Defendants, will stay any action upon their Other Post-Judgment Motions, and will not file any other motion to challenge the Judgment.

(d) Rights Upon Termination of the Forbearance Period.
(i) Upon termination of the Forbearance Period, the Lender shall be under no obligation to grant, continue, or extend forbearance in any respect. Except to the extent as may be limited by any subsequent Court rulings on the Other Post-Judgment Motions, the Defendants acknowledge that upon the termination of the Forbearance Period, the Lender will no longer be required to forbear from exercising its rights and the Lender will be entitled to immediately exercise all of its rights and remedies under the Judgment and the Loan Documents, including without limitation all of its rights and remedies after a default or Event of Default, as well as all of its rights under this Agreement and under any document, instrument, or agreement referenced in this Agreement or entered into pursuant to this Agreement, including, without limitation, the right to demand immediate payment of all amounts outstanding under any or all of the Loan Documents and/or the Judgment (as modified pursuant to Paragraph 2(b) herein), pursue rights and/or remedies under the Loan Documents and/or the Judgment (all without notice or cure periods of any kind, which notice and cure periods are hereby waived by Defendants), and/or pursue its Renewed Motion For the Immediate Appointment of A Receiver or any other remedy at law or in equity. All rights and remedies shall be cumulative and not exclusive. To the extent permitted by applicable law, and subject to any Court ruling on the Other Post-Judgment Motions, the Defendants waive, renounce and forever relinquish all right to notice prior to the disposition of any Collateral under the Loan Documents, and all other rights that are waivable under Article 9 of the Uniform Commercial Code, as enacted in any applicable state, whether such rights are waivable before or after default, including, without limitation, those rights with respect to the compulsory disposition of collateral and with respect to redemption of collateral, and the right to notice of any disposition of collateral.
(ii) Upon termination of the Forbearance Period, Defendants may pursue their Other Post-Judgment Motions or any other post-Judgment motion or pleading.
(e) Preservation Rights Not Impaired. This forbearance by the Lender does not extend to any actions the Lender may take to preserve and protect the Collateral under the Loan Documents, including by way of example and not of limitation, (i) filing actions against or defending or intervening in actions brought by third parties relating to such Collateral, or the interest of the Lender therein, or (ii) sending or filing documents concerning the existence or continuation of liens in favor of the Lender or concerning such Collateral.
(f) Termination of Forbearance Period Not a Termination of this Agreement. The parties agree that the termination of the Forbearance Period only affects the Lender’s commitment to forbear on exercise of its remedies during the Forbearance Period. This Agreement shall remain in full force and effect after the termination of the Forbearance Period, except for such forbearance commitment by the Lender.
4. Conditions.
(a) The Lender’s agreement to forbear is conditioned upon and is subject to the satisfaction of each of the following conditions on or before the dates hereinbelow specified:
(i) Forbearance Fee. The Defendants shall have paid to the Lender a forbearance fee in the amount of $40,000.00 upon the execution of this Agreement. Hereafter, Defendants shall pay a forbearance fee of $40,000.00 on the first day of each month, commencing on July 1, 2010, and on the first day of each month thereafter during the Forbearance Period. These payments shall be consideration for Lender’s willingness to enter into this Agreement and to continue forbearance described herein, and shall not be applicable to Debt Service Payments or any other amounts due hereunder.

(ii) No Change in Condition. As of the date of this Agreement there shall have been no material adverse change in the condition, financial or otherwise, of the Defendants from that existing on as set forth in the financial statements for the period ended September 30, 2009 for GPE and Oz, and for the period ended November 30, 2009 for John D. Oil, delivered by or on behalf of the Defendants to the Lender.
(iii) Additional Collateral. Upon the date of signing of this Agreement, the Defendants shall provide the additional collateral listed below in subsections 4(a)(iv), (v) and (vi)to secure the debt owed to Lender, which collateral shall be delivered and/or secured upon the execution of this Agreement, or within the time frames set forth below.
(iv) Alpha and Panzica Wells. Upon the date of signing of this Agreement, Defendants John D. Oil and GPE shall deliver to Lender the Assignment and Security Agreement attached hereto as Exhibit B to pledge and grant a security interest in all of their right, title and interest in and to their economic interests in the Alpha and Panzica Wells, pursuant to the terms and provisions of the Loan Documents (whether by means of a mortgage, security agreement or otherwise). Defendants Osborne, the Trust and Oz represent and warrant that they have no right, title or interests whatsoever in either of the Alpha or Panzica Wells.
(v) Pledge of Kykuit Interest. Upon the date of signing of this Agreement, the Defendants shall have delivered to Lender the Pledge Agreement attached hereto as Exhibit C to pledge Defendants’ ownership interest in Kykuit Resources LLC as security for Defendants’ performance of its obligations under this Agreement.
(vi) Pledge of Energy, Inc. Upon the date of signing of this Agreement, Defendant Osborne shall pledge or cause to be pledged a first and best security interest to Lender of not less than 800,000 shares of common stock in Energy, Inc., with such stock having a market value (as of the date hereof) of not less than $9,600,000.00, and shall be pledged pursuant to the Pledge Agreement and the Stock Powers which are attached hereto as Exhibits D and E. The share certificates representing said pledged common stock of Defendant Osborne shall be physically delivered to Wells Fargo to be held under the aforementioned Pledge Agreement and Control Agreement. Defendant Osborne shall also provide a list to Lender of all other pledges of Energy, Inc. stock currently outstanding, the number of shares so pledged and to whom pledged. Lender acknowledges that Defendant Osborne will be permitted to receive dividends from the pledged shares of up to $30,000 monthly, notwithstanding such pledge, so long as a Termination Event has not occurred hereunder.
(vii) Other Documents. Defendants shall deliver to the Lender any and all other agreements, instruments and documents as the Lender may reasonably request in order to further protect its security or evidence compliance by the Defendants with this Agreement and the other Loan Documents.
(viii) Recordings and Filings. Defendants shall execute and deliver any and all financing statements and other instruments as the Lender may reasonably request to perfect and maintain the perfection of the security interests which secure the obligations of the Defendants to Lender.

(b) If all of the foregoing conditions have not been satisfied concurrently with the execution and delivery of this Agreement, or on such later date as specified herein, then in the Lender’s sole discretion, any obligations of the Lender to provide any forbearance hereunder shall be void.
(c) Within two (2) business days following the execution of this Agreement and the documents referenced in subsections (iv), (v) and (vi) above, Lender shall execute and deliver to Defendants the Agreed Judgment Entry for Release of Writ of Garnishment attached hereto as Exhibit F, thereby causing the garnishment filed in the Cleveland Municipal Court, Case No. 2009CVH018200 to be dismissed, and all attachments resulting therefrom to be released of record. In addition, Lender shall promptly execute and deliver to Defendants any and all other agreements or documents as Defendants may reasonably request in order to dismiss the aforementioned garnishment and attachments.
5. Covenants.
(a) Each Defendant agrees that during the Forbearance Period, such Defendant will continue to comply with all covenants and other obligations under the Loan Documents to which such Defendant is a party, except as modified herein, including, without limitation, all modifications set forth in Schedule 5(a). Defendants shall cause all payments set forth in Section 7 hereof to be made promptly when due.
(b) The Defendants shall pay to the Lender all of the fees, expenses and other amounts required by this Agreement. In addition to the Forbearance Fee described in Paragraph 4(a)(i) above, Defendants shall pay all of the fees of Lender’s legal counsel incurred to the date of this Agreement and thereafter, including, but not limited to, fees incurred in connection with the Judgment, the Receivership Motion and the drafting, negotiation and/or enforcement of this Agreement. The parties acknowledge that the amount of attorney and agent fees owed through May 7, 2010 is $535,846.38, less the $150,000 previously paid by Defendants. The first Debt Service Payment paid by Defendants pursuant to Section 7(a) hereof shall be applied to the payment of these fees. Within three (3) days after this Agreement is executed, Lender shall provide Defendants with an affidavit signed by an authorized representative of Lender attesting that they have paid or will pay to Argus the full amount of all of the aforementioned invoices without any type of diminution, reduction or set off whatsoever.
(c) The parties will request that the judge assigned to the Collection Case stay further proceedings on the Receivership Motion and Other Post-Judgment Motions without prejudice to either Lender or the Defendants during the Forbearance Period.
(d) Copies of all memorandum of leases and titles to real property and all oil and gas well leases, wherever located, including but not limited to Ohio, Pennsylvania and Montana, which John D. Oil, GPE and/or Oz own or hold an economic interest in, will be delivered to Lender’s counsel before the end of business on June 30, 2010. Additional mortgages will be executed, notarized and delivered as additional wells are identified, as required under the Loan Documents.

(e) Lender shall obtain (at Borrower’s expense) appraisals of all natural gas wells, oil wells, pipelines and related gas and oil interests and reserves pledged as security for this Agreement.
(f) Attached hereto as Exhibit G is a true and accurate description of the Defendants’ stock interests in Kykuit Resources, LLC and Energy, Inc. Within 30 days of the date of this Agreement, Defendants shall deliver or cause to be delivered to Lender, security agreements, mortgages and/or deeds of trust in recordable form, granting valid and enforceable first liens on all real property in which John D. Oil, Oz and/or GPE have an interest, and granting valid and enforceable first liens upon all interests of any kind of said John D., Oz and/or GPE in any natural gas wells, oil wells and/or pipelines. A list of such property interests is attached hereto as Exhibit H. Attached hereto as Exhibit I are copies of all material contracts related to the production, transmission, transportation and/or sale of natural gas or oil.
(g) John D. Oil, Oz, GPE shall not be permitted to sell, assign, transfer, lease or sublease any well owned, maintained, leased or otherwise controlled by any of them unless or until they obtain the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion.
(h) The Lender will be allowed full and unfettered access to the books and records of John D. Oil, Oz, and GPE. John D. Oil, Oz, and GPE will deliver monthly statements of financial condition in form reasonably acceptable to Lender. The Lender may conduct such periodic examination of these companies’ books and records as Lender deems reasonably necessary.
(i) The Judgment will remain in full force and effect, subject to the forbearance provided in this Agreement and reduced by the amount of the Late Charges. Upon Defendants’ request, but subject to the provisions of subsection (o) below, the Lender shall in its sole discretion, release its judgment lien on a portion of the assets subject to Lender’s security interest to permit Defendants to sell or refinance such assets.
(j) During the Forbearance Period, John D. Oil, Oz and GPE shall not grant any collateral to other creditors without the prior written approval of the Lender, nor shall such Defendants pay any creditor except in the ordinary course of business, without first obtaining the Lender’s prior written consent, which will not be unreasonably withheld. All transactions engaged in by said Defendants will be at arms length.
(k) Osborne and the Trust shall pay to Lender fifty percent (50%) of the net proceeds of any assets sold by either of them during the Forbearance Period. Lender’s portion of the net proceeds of each such sales shall be applied by Lender as follows: (i) the first $400,000 of Lender’s portion of the net proceeds from each sale shall be applied to the Debt Service Payment (as defined in Section 7(a) hereof) for the month in which the sale closes or, if Defendants have already made the Debt Service Payment for that month, then said proceeds will be applied to the following month’s Debt Service Payment and (ii) the balance shall be applied to the principal amount due under the Judgment. Further, Defendants shall provide Lender with an accounting of any of Defendants’ assets that are sold during the Forbearance Period every sixty (60) days.

(l) During the Forbearance Period and except as hereinafter provided, no distributions shall be made by any of Defendants to any “insider” of any Defendant (as that term is defined in Section 101(31) of the United States Bankruptcy Code), nor shall any loans made by insiders to any of Defendants be repaid, except that Defendants John D. Oil, GPE and Oz may transfer funds among themselves to meet operating costs during the Forbearance Period, and may pay salary and/or compensation to such insiders and in such amounts as set forth on Exhibit J attached hereto. Salary and other compensation owed to Defendant Osborne by any or all of Defendants John D. Oil, GPE and/or OZ shall not exceed an aggregate gross compensation of $450,000 annually, payable only upon the following conditions: (i) salary and other compensation shall be payable semiannually in two installments not to exceed gross compensation of $225,000 for each such installment, payable immediately after December 1 and May 1 of each year but only if Defendants have timely made each payment due to Lender pursuant to the terms and provisions of this Agreement during the six (6) months ended on such December 1 and May 1; and (ii) no accrued and unpaid salary and other compensation otherwise due to Defendant Osborne by any or all of Defendants John D. Oil, GPE and/or OZ on the date hereof shall be paid on top of the amounts set forth in clause (i). In addition, Osborne shall be permitted to loan money to John D. Oil, GPE and/or Oz, provided that said loans shall at all times be subordinated in writing to the loans evidenced by the Loan Documents and the Judgments, and shall not be permitted to be repaid until the Judgments are paid in full and/or as otherwise agreed by the Lender in its sole discretion. In addition, John D. Oil, Oz and/or GPE shall be permitted during the Forbearance Period to pay to or on behalf of Oz Gas Aviation, LLC, the airplane loan payments due to FirstMerit not to exceed Nineteen Thousand Dollars ($19,000) per month. In addition, John D. Oil, Oz and GPE shall be permitted after the Forbearance Period to pay the normal operating and maintenance expense for said airplane, provided that all such expenditures shall be offset against the amount RMO is permitted to take as compensation pursuant to Exhibit J.
(m) All proceeds of John D. Oil, Oz and GPE’s operations will be deposited into accounts maintained at the Lender. During the Forbearance Period the Lender will take no action to set off funds in any such account.
(n) Upon execution of this Agreement, Defendants Osborne and the Trust will provide the Lender their Federal income tax returns for the tax year 2008, and the tax returns for tax year 2009 or any request for extension to file his 2009 return (and a copy of the actual 2009 federal income tax returns within 15 days of the date when each such return is filed). Annually during the Forbearance Period, Defendants Osborne and Trust, commencing May 15, 2010 and each year thereafter by May 15, shall provide Lender with a copy of Osborne’s and the Trust’s federal income tax return or request for extension filed with the IRS, and a copy of the actual federal income tax return within 15 days of the date when such return is filed. Further, on the date this Agreement is signed, Osborne and the Trust will provide personal financial statements in the form attached hereto as Exhibit K, which financial statements shall be accompanied by an affidavit signed by Osborne attesting that said financial statements are true and correct to the best of Osborne’s and the Trustee’s knowledge. Thereafter and continuing throughout the Forbearance Period, Osborne and the Trust shall deliver to Lender updated financial statements, along with the aforedescribed affidavit every six months.

(o) During the Forbearance Period, John D. Oil, Oz and GPE shall provide monthly financial statements, commencing for the month ended May 31, 2010. Such financial statements shall be delivered to Lender within forty-five (45) days of the prior month end, commencing July 15, 2010, and shall be prepared in accordance with generally accepted accounting principles, in such detail and in such form as Lender may reasonably request. On or before July 15, 2010: 1) John D. Oil shall deliver to Lender the monthly financial statements for periods ending on or after November 30, 2009, together with its annual audited financial statement for the period ending December 31, 2009; and 2) Oz and GPE shall deliver to Lender the monthly financial statements for periods ending on or after September 30, 2009, together with their annual audited financial statement for the period ending December 31, 2009.
(p) Lender filed judgment liens on the real property of the Defendants in multiple jurisdictions. In the event Defendants propose to sell or refinance any parcel of such real property (and/or any improvements thereon) in an arms-length transaction to any third party or commercial lender, and such sale or refinancing requires Lender to release its judgment lien in order to consummate such sale or refinancing, Defendants shall provide to Lender copies of all documentation, agreements and other information reasonably requested by Lender, including but not limited to evidence and materials establishing the fair market value of the property proposed to be sold or refinanced. Lender will promptly review the request.
(i) Regarding sales of real property, if Lender is satisfied in its commercially reasonable discretion that any such sale is for fair market value it shall approve such sale, in exchange for receiving the net proceeds from such sale, if any, and Lender shall promptly submit into escrow a release of its judgment lien with respect to the individual parcel of real property so sold. The net proceeds of any such sale shall be applied in accordance with Section 5(k). If Lender approves such sale in its commercially reasonable discretion but there shall be no net proceeds from such sale after payment to the holder of a prior lien upon such parcel of real property, then in exchange for the payment to Lender of a release payment of $3,500.00 per parcel Lender shall promptly submit into escrow a partial release of its judgment lien with respect to the individual parcel of real property so sold.
(ii) Regarding refinancing of real property, if Lender is satisfied in its commercially reasonable discretion that any such refinancing is for fair market value, and shall result in a reduction of the Defendants’ debt service requirements regarding the loan on such real property parcel, Lender shall approve such refinancing, in exchange for receiving the net proceeds from such refinancing, if any, and Lender shall promptly submit into escrow a release of its judgment lien with respect to the individual parcel of real property so refinanced. If Lender approves such refinancing in its commercially reasonable discretion but there shall be no net proceeds from such refinancing after payment to the holder of a prior lien upon such parcel of real property, then in exchange for the payment to Lender of a release payment of $3,500.00 per parcel Lender shall promptly submit into escrow a partial release of its judgment lien with respect to the individual parcel of real property so refinanced, and Defendants shall at their option either (a) deliver into escrow a duly executed second lien mortgage in recordable form (and containing terms and provisions acceptable to Lender) upon said parcel (the “Second Mortgage Lien”) which will be filed by the escrow agent on the Real Property Records immediately after the refinancing of Lender’s first mortgage, or (b) pay to Lender the Equity Payment (as defined below), in lieu of granting Lender the Second Mortgage Lien. For purposes of this Agreement the term “Equity Payment” shall mean and equal the difference between the amount being refinanced and the appraised value of the subject parcel, as determined by the appraisal of the lender that is refinancing the subject parcel, less the $3,500.00 release payment.

(iii) Prior to closing of the sale or refinancing of any such parcel, Defendants shall deliver to Lender a preliminary HUD-1 statement showing the sources and uses of all funds involved in the transaction, and after the closing shall deliver to Lender a final HUD-1 statement (signed by the selling Defendant and the purchaser) showing the final sources and uses of all funds involved in the transaction.
(iv) All net sale proceeds, refinance proceeds, and/or release payments describe in this subsection (p) will be applied by Lender as an additional Debt Service Payment according to the formula set forth in Section 7(a) hereof; provided, however, that Lender’s receipt of such proceeds and/or fees under this subsection 5(p) shall not reduce the Debt Service Payment required under Section 7(a) hereof.
(q) Lender hereby waives and relinquishes its right to recover the Late Charges against any Defendants and hereby releases Defendants from any and all claims or actions relating to such Late Charges.
6. Representations and Warranties. To induce the Lender to enter into this Agreement, the Defendants, jointly and severally, represent and warrant to Lender as follows:
(a) Each Defendant has full authority, respectively, to execute, deliver and perform its obligations under this Agreement and has taken all action required by law and its organizational documents to authorize the execution, delivery and performance of this Agreement. This Agreement is the valid and binding obligation of each Defendant enforceable against such Defendant in accordance with its terms.
(b) Exhibit G is a complete list of the Defendants’ ownership interests (regardless of whether such ownership interests are in the form of stock, warrants, rights, options or other equity interests if any kind) in and to Kykuit Resources, LLC and Energy, Inc. Defendants represent and warrant that Exhibit H is a complete list of the gas and oil well interests of John D. Oil, GPE and Oz, including leases, licenses, fee simple ownership, or other interest in of any nature, whether as sole owner, shareholder, partner, member, joint-venturer or otherwise, of John D. Oil, GPE and Oz that relate in any way to the business operations of any Defendant, and a complete list of John D. Oil, GPE and/or Oz’s interests in any real estate, including leases, licenses, fee simple ownership, or other interest in real property of any nature. Defendants represent and warrant that Exhibit I is a complete list of the material contracts and agreements of John D. Oil, GPE and Oz concerning the production, transmission, transportation and/or sale of related to gas and oil well interests, including leases, licenses, fee simple ownership, or other interest in gas and oil wells of any nature, whether as sole owner, shareholder, partner, member, joint-venturer or otherwise, of John D. Oil, GPE and Oz that relate in any way to the business operations of said Defendants or are set forth on the financial statements of John D. Oil, GPE and Oz. of John D. Oil, GPE and Oz agree that during the Forbearance Period, none of them will transfer any of the interests set forth on Exhibits F, G and/or H without the prior written consent of Lender.

7. Debt Service Payments.
(a) Commencing July 1, 2010 and continuing on the same day of each month thereafter, Defendants shall pay Lender the amount of $400,000 (the “Debt Service Payment”) until all amounts due under the Judgment are paid in full. Each Debt Service Payment will be applied as follows: (a) first to fees and expenses of the Lender incurred under the Loan Documents and this Agreement (including, but not limited to, the monthly forbearance fee); (b) second, to accrued but unpaid interest due under the Judgment; and (c) third to the principal amount due under the Judgment.
(b) Provided no Termination Event (as defined in Section 8 of this Agreement) occurs, then effective as of the date of this Agreement until the Judgment is paid in full, the Judgment shall bear interest at a rate equal to the LIBOR Rate plus the LIBOR Rate Margin; provided, for purposes of this Agreement the term a) “LIBOR Rate” shall have the same meaning as set forth in Loan Documents, except that the LIBOR Rate shall never be less than three percent (3.0%) per annum, b) “LIBOR Rate Margin” shall mean one and three quarters percent (1.75%) per annum; and c) “LIBOR Interest Period” shall have the same meaning as set forth in the Loan Documents, except that the Libor Interest Period shall never be more than one (1) month. All other terms related to the LIBOR Rate set forth in the Loan Agreements, including the LIBOR Breakage Fee, LIBOR Reserve Percentage, and the Miscellaneous LIBOR Rate Loan Terms set forth in Section 2.6 of each of the Loan and Security Agreements, are incorporated herein by reference. Notwithstanding the foregoing, if a Termination Event occurs under this Agreement, the default interest rate shall apply to the Judgment throughout the Forbearance Period and thereafter, as if no interest rate accommodation had been made under this paragraph.
(c) (1) If the Defendants repay $10,000,000 during the Forbearance Period (in addition to all other sums due and payable under this Agreement), and (2) if, after application of said $10,000,000 payment and the release of the collateral and pledges described below, the then outstanding balance of the Judgment does not exceed 65% of the Current Producing Reserve Value (as that term is defined in the Loan Documents) of Defendants John D. Oil, GPE and Oz based upon appraisals reasonably acceptable to Lender, then Lender shall thereupon release the following pledges and collateral:
(i) The pledge of the Defendant Osborne’s ownership interests in Kykuit Resources LLC; and
(ii) The pledge of shares of Energy, Inc.
Lender shall apply any such payment to the Judgment in the order set forth in section 7(a) hereof.
Lender understands that the payment of $10,000,000 may come from the sale by one or more of the Defendants of the pledged shares of Energy, Inc., and, so long as Lender shall receive net sale proceeds of such stock sale, Lender shall agree to permit such a sale of Energy, Inc. stock.

(d) If the Defendants repay the entire judgment amount during the Forbearance Period (in addition to all other sums due and payable under this Agreement and the Loan Documents), Lender shall release all collateral and pledges.
8. Termination Events. The occurrence of any one or more of the following shall constitute a “Termination Event”:
(a) Any breach or default of any term, payment, representation, warranty, covenant or condition set forth in, or any other event of default under, (i) any of the Loan Documents or this Agreement (except as modified by Schedule 5(a) and excluding the failure to pay in full the outstanding principal balance of the 2007 Note or the 2008 Note as of August 1, 2009, but specifically including the failure to make any Debt Service Payment as required under Section 7 of this Agreement) or (ii) under any other agreement, equipment lease or contract between the Defendants and the Lender (or any division of the Lender) which is not cured within five (5) days after Defendants receipt of written notice from Lender specifying said breach or default; or
(b) There shall have occurred any event which in the good faith judgment of Lender has a material adverse effect on (i) the business, assets, properties, or financial condition of any Defendant; (ii) the ability of any Defendant to perform its obligations under this Agreement or any Loan Document (as modified by this Agreement); or (iii) the validity or enforceability of any Loan Document or the rights and remedies of the Lender; or
(c) If the Court enters an order in response to any of the Other Post-Judgment Motions that materially impairs the Lender’s rights as a creditor under the Judgments and/or the Loan Documents.
9. Fees and Expenses. If any Termination Event shall occur under this Agreement and except as to any fees and costs related to the Other Post-Judgment Motions for which Defendants are granted affirmative relief by the Court, the Defendants shall pay, jointly and severally, to the Lender such amounts as shall be sufficient to reimburse the Lender fully for all of its costs and expenses incurred in enforcing its rights and remedies under, or otherwise in connection with any litigation arising out of or in connection with or relating to the Loan Documents, this Agreement, and any related documents, and/or any business relationship among the Lender and the Defendants, including without limitation the Lender’s reasonable attorneys’ fees and court costs.
10. No Waivers. No action or course of dealing on the part of the Lender, its officers, employees, consultants, or agents, nor any failure or delay by the Lender with respect to exercising any right, power or privilege of the Lender under the Loan Documents or this Agreement shall operate as a waiver thereof, except to the extent expressly provided herein.
11. Notices.
(a) All notices or communications under this Agreement shall be in writing and shall be (1) mailed by registered or certified mail, return receipt requested, (2) hand delivered, or (3) delivered by overnight carrier, to the parties at the addresses set forth below, and any notice so addressed and mailed or delivered to and/or deposited with such carrier, freight prepaid, shall be deemed to have been given when so mailed if mailed; or delivered if hand-delivered; or delivered to such overnight courier if delivered by overnight courier.

(b) Addressees:

If to the Lender:	If to any Defendant:

RBS Citizens Bank	c/o Richard M. Osborne
53 State Street, 9th Floor MBS970	8500 Station Street
Boston, MA 02109	Mentor, Ohio 44060
Attn: Patricia Timilty

With a copy to Lender’s Attorney:	With a copy to Defendants’ Attorney:

Ulmer & Berne LLP	Melvyn E. Resnick, Esq.
1660 W. 2nd Street, Suite 1100	Dworken & Bernstein Co., L.P.A.
Cleveland, Ohio 44113-1448	60 South Park Place
Attn: Alan W. Scheufler, Esq.	Painesville, Ohio 44077
(c) The parties hereto may at any time, and from time to time, change the address(es) to which notice shall be mailed, transmitted or otherwise delivered by written notice setting forth the changed address(es).
12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws (without regard to conflicts of laws rules) of the State of Ohio.
13. Amendments. This Agreement cannot be amended, rescinded, supplemented or modified except in writing signed by the parties hereto.
14. Further Assurances. The Defendants shall execute and deliver to the Lender such documents or instruments, and take such actions as the Lender may reasonably request to protect or perfect the Lender’s rights or interests under this Agreement and/or the Loan Documents, and/or further the purposes of this Agreement.
15. Benefit and Binding Effect; No Third Party Beneficiaries.
(a) This Agreement shall be binding upon the Defendants, and their successors, heirs and personal representatives (to the extent applicable), and (to the extent assignable) their assigns and shall inure to the benefit of, and be enforceable by the Lender and its successors, transferees and assigns, including each and every holder of any indebtedness, obligation or liability under or in connection with the Loan Documents and/or this Agreement.
(b) No person or legal entity that is not a party to this Agreement shall have any rights under or as a result of this Agreement. The parties to this Agreement do not intend to create any third party beneficiary rights for or in favor of any person not a party to this Agreement.

(c) This Agreement and any rights under this Agreement are not assignable or transferable by the Defendants without the prior express written consent of the Lender. Any attempt by the Defendants to assign this Agreement or any rights under this Agreement shall be void.
16. Headings. The headings in this Agreement have been included for ease of reference only, and shall not be considered in the construction or interpretation of this Agreement.
17. Counterparts.
(a) This Agreement may be signed by each party hereto upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party.
(b) This Agreement may be executed by each party in multiple counterparts, each of which shall be deemed an original. It shall not be necessary in making proof of this Agreement or its terms to account for more than one such counterpart.
(c) Signatures transmitted by facsimile shall be accepted as original signatures. All such counterparts together shall constitute one and the same document, and each counterpart is deemed an original.
18. CONSENT TO JURISDICTION. THE PARTIES CONSENT TO ONE OR MORE ACTIONS BEING INSTITUTED AND MAINTAINED IN THE CUYAHOGA COUNTY, OHIO, COURT OF COMMON PLEAS AND/OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OHIO (AT THE LENDER’S DISCRETION) TO ENFORCE THIS AGREEMENT AND/OR ONE OR MORE OF THE OTHER LOAN DOCUMENTS, AND WAIVE ANY OBJECTION TO ANY SUCH ACTION BASED UPON LACK OF PERSONAL OR SUBJECT MATTER JURISDICTION OR IMPROPER VENUE. THE PARTIES AGREE THAT ANY PROCESS OR OTHER LEGAL SUMMONS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING MAY BE SERVED BY MAILING A COPY THEREOF BY CERTIFIED MAIL, OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL, ADDRESSED TO THE ADDRESSES PROVIDED IN SECTION 11 OF THIS AGREEMENT. THE PARTIES ALSO AGREE THAT NONE OF THEM SHALL COMMENCE OR MAINTAIN ANY ACTION IN ANY COURT, ADMINISTRATIVE AGENCY OR OTHER TRIBUNAL OTHER THAN THE CUYAHOGA COUNTY, OHIO, COURT OF COMMON PLEAS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OHIO WITH RESPECT TO THIS AGREEMENT, ANY OTHER OF THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS PROVIDED FOR OR CONTEMPLATED IN ANY OF THE LOAN DOCUMENTS, OR ANY CAUSE OF ACTION OR ALLEGED CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH ANY DEBTOR AND CREDITOR RELATIONSHIP BETWEEN OR AMONG THE PARTIES THAT MAY EXIST FROM TIME TO TIME.

19. JURY WAIVER. EACH OF THE PARTIES (BY ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLING ANY DISPUTES (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE FINANCING ESTABLISHED BY THIS AGREEMENT.
20. Entire Agreement; Merger. This Agreement and the Loan Documents constitute the entire and exclusive statement of the agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior understandings with respect to the subject matter hereof and thereof. No change, modification, addition or amendment of this Agreement and the other Loan Documents shall be enforceable unless in writing and signed by the party against whom enforcement is sought.
21. Survival of Covenants. All covenants, agreements, warranties and representations made by the Defendants herein and/or in any of the other Loan Documents shall survive the execution and delivery of this Agreement and the termination of the Forbearance Period.
22. Not a Novation. This Agreement shall not be deemed to be a novation of any of the Loan Documents and/or any of the indebtedness and obligations evidenced by the Loan Documents.
23. Severability. If any court shall finally determine that any part, term, or provision of this Agreement is in any way unenforceable, such part, term, or provision shall be reduced to the extent necessary to make such provision enforceable to the greatest extent allowable by law. Consistent with the foregoing, if any provision of this Agreement or its application shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision and all other provisions and applications of this Agreement shall not in any way be affected or impaired.
24. Acknowledgment. The Defendants acknowledge that each of them has received a copy of this Agreement as fully executed by the parties thereto. They jointly and severally represent and warrant that each of them (a) has read this agreement and the Loan Documents, or has caused such documents to be examined by their representatives or advisors; (b) is thoroughly familiar with the transactions contemplated in this Agreement; and (c) together with their representatives or advisors, if any, have had the opportunity to ask questions of representatives of the Lender, and receive answers thereto, concerning the terms and conditions of the transactions contemplated in this Agreement as each deems necessary in connection with the decision to enter into this Agreement.
25. Power of Attorney. Each Defendant does hereby irrevocably constitute and appoint Lender its true and lawful attorney-in-fact for it, in its name, place and stead, with full power of delegation and substitution, to make, execute, and deliver any and all instruments, papers and documents, which shall become necessary, proper, convenient or desirable to further evidence perfection of Lender’s liens against, or to liquidate any of, the Collateral described in the Loan Documents, including, without limitation, the right to supply any necessary endorsement for any instrument. This power of attorney is coupled with an interest and irrevocable.

26. No Oral Waiver or Course of Dealing by Lender. No oral representations or course of dealing on the part of Lender or any of their respective officers, employees, consultants, professionals or agents, nor any failure or delay by Lender with respect to the exercise of any right, power, privilege or remedy under any of the Loan Documents, this Agreement and/or applicable law shall operate as a waiver thereof and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RBS CITIZENS, N.A. dba CHARTER ONE

By:	/s/ Patricia J. Timalty Patricia J. Timalty, V.P.

JOHN D. OIL AND GAS COMPANY

By:	/s/ Gregory J. Osborne Print Name: Gregory J. Osborne
Print Title: President and COO

GREAT PLAINS EXPLORATION COMPANY, LLC, an Ohio limited liability company

By:	/s/ Richard M. Osborne Print Name: /s/ Richard M. Osborne
Print Title: Managing Member

OZ GAS LTD., a Pennsylvania limited liability company

By:	/s/ Richard M. Osborne
Print Name: Richard M. Osborne
Print Title: President

/s/ Richard M. Osborne

RICHARD M. OSBORNE, Individually

/s/ Richard M. Osborne

Richard M. Osborne, Settlor and Trustee of THE RICHARD M. OSBORNE TRUST, under Third Amendment and Restatement of Richard M. Osborne Trust Agreement dated April 25, 2005, as amended by Fourth Amendment to the Richard M. Osborne Trust Agreement dated August 22, 2006